EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN
CHIEF EXECUTIVE OFFICER AND PRESIDENT
JULY 18, 2014		(515) 232-6251

AMES NATIONAL CORPORATION

ANNOUNCES 2014 SECOND QUARTER EARNINGS RESULTS

Second Quarter 2014 Results:

For the quarter ended June 30, 2014, net income for Ames National Corporation (the Company) totaled $3,855,000 or $0.41 per share, an 18% increase over the $3,279,000 or $0.35 per share earned in 2013. Net income improved primarily due to increases in loan and securities available-for-sale interest income and a decrease in other real estate owned expenses, offset in part by a decrease in securities gains.

Second quarter net interest income totaled $8,979,000, an increase of $873,000, or 11%, compared to the same quarter a year ago, due primarily to an increase in the average balance of real estate loans, higher yields on taxable securities available-for-sale and the recognition of $248,000 of interest income on two nonaccrual loans that were returned to accrual during the quarter. The increase in net interest income led to an improvement in the Company’s net interest margin to 3.30% for the quarter ended June 30, 2014 as compared to 3.07% for the quarter ended June 30, 2013. Excluding the interest income recognized on two nonaccrual loans, the net interest margin for the quarter ended June 30, 2014 would have been 3.22%, which was 15 basis points higher than the quarter ended June 30, 2013.

A provision for loan losses of $36,000 was recognized in the second quarter of 2014 as compared to $60,000 in the second quarter of 2013. Net loan charge-offs were $86,000 for the quarter ended June 30, 2014 compared to $27,000 for the quarter ended June 30, 2013.

Noninterest income for the second quarter of 2014 totaled $1,734,000 as compared to $2,089,000 for the same period in 2013. The decrease in noninterest income is primarily due to no realized securities gains in 2014, as compared to $364,000 of realized securities gains in 2013. In addition, gains realized on the sale of loans held for sale were lower in 2014 by $195,000 due to decreased secondary market volume as refinancing activity has slowed. On a positive note, wealth management income increased $166,000 this quarter compared to 2013.

Noninterest expense for the second quarter of 2014 totaled $5,409,000 compared to $5,838,000 recorded in 2013. The decrease of 7.3% in noninterest expense was primarily the result of lower other real estate owned expenses, offset in part by increased salaries and benefits due to normal salary increases and higher performance awards associated with increased profitability. The efficiency ratio for the second quarter of 2014 was 50.49%, compared to 57.26% in 2013.

Six Months 2014 Results:

For the six months ended June 30, 2014, net income for the Company totaled $8,381,000, or $0.90 per share, compared to $6,865,000 or $0.74 per share in 2013. Net income increased primarily due to an after tax gain on the sale of premises and equipment of $788,000, increases in loan and securities available-for-sale interest income and a decrease in other real estate owned expenses, offset in part by a decrease in securities gains. The Company sold its office location near Iowa State University in Ames, Iowa (University office), but the Company will maintain a presence near the campus. Excluding the after tax one-time gain on the sale of premises and equipment, net income would have been $7,593,000, or $0.82 per share in 2014, as compared to $6,865,000, or $0.74 per share in 2013.

Net interest income for the six months ended June 30, 2014 totaled $17,713,000, an increase of $1,522,000, or 9.4%, compared to the same period a year ago, due primarily to an increase in the average balance of real estate loans, higher yields on taxable securities available-for-sale and the recognition of $281,000 of interest income on primarily two nonaccrual loans that were returned to accrual during the quarter. This improvement in interest income led to an improvement in the Company’s net interest margin to 3.27% for the six months ended June 30, 2014 as compared to 3.10% for the six months ended June 30, 2013. Excluding the interest income recognized on the nonaccrual loans, the net interest margin for the six months ended June 30, 2014 would have been 3.22%, which was 12 basis points higher than the six months ended June 30, 2013.

A provision for loan losses of $75,000 was recognized in the six months ended June 30, 2014 as compared to $74,000 for the six months ended June 30, 2013. Net loan charge-offs were $129,000 for the six months ended June 30, 2014 compared to $27,000 for the six months ended June 30, 2013.

Noninterest income for the six months ended June 30, 2014 totaled $4,680,000 as compared to $3,932,000 for the same period in 2013. The increase in noninterest income is primarily due to the gain on the sale of the University office and an increase in wealth management income, which was offset in part by a decrease in the level of gains realized on the sale of loans held for sale and a decrease in securities gains.

Noninterest expense for the six months ended June 30, 2014 totaled $10,738,000 compared to $10,957,000 recorded in 2013. The decrease of 2.0% in noninterest expense was primarily the result of lower other real estate owned expenses, offset in part by increased salaries and benefits due to normal salary increases and higher performance awards associated with increased profitability. The efficiency ratio for the six months ended June 30, 2014 was 47.95%, compared to 54.45% in 2013.

Balance Sheet Review:

As of June 30, 2014, total assets were $1,235,704,000, a $28,790,000 increase compared to June 30, 2013. The increase in assets was primarily due to an increase in loans, funded by an increase in securities under agreements to repurchase.

Securities available-for-sale as of June 30, 2014 declined to $599,239,000, from $602,300,000 as of June 30, 2013. The decrease in securities available-for-sale is primarily due to pay downs of U.S. government mortgage-backed securities and maturities of state and political subdivision bonds, offset in part by purchases of U.S. government agencies and corporate bonds and an increase in the unrealized gain on securities.

Net loans as of June 30, 2014 increased 9% to $549,980,000 as compared to $506,139,000 as of June 30, 2013. The growth was due primarily to increases in the commercial operating and one-to-four family, commercial and agricultural real estate loan portfolios. The allowance for loan losses on June 30, 2014 totaled $8,517,000, or 1.52% of gross loans, compared to $7,819,000 or 1.52% of gross loans as of June 30, 2013. The increase in the allowance for loan losses can be primarily attributed to the provision for loan losses necessary to accommodate the growth in the loan portfolio. Impaired loans as of June 30, 2014, were $967,000, or 0.17% of gross loans, compared to $4,771,000, or 0.93% of gross loans as of June 30, 2013.

Other real estate owned was $8,929,000 and $8,989,000 as of June 30, 2014 and 2013, respectively. Due to potential changes in the real estate markets, it is at least reasonably possible that management’s assessments of fair value will change in the near term and that such changes could materially affect the amounts reported in the Company’s financial statements.

Deposits totaled $982,570,000 on June 30, 2014, a 1.8% decrease from the $1,000,457,000 recorded at June 30, 2013. The Company had reductions in time certificates of deposit less than $100,000, NOW accounts and demand deposit account, offset by growth in savings and money market.

Securities sold under agreements to repurchase totaled $61,152,000 on June 30, 2014, a 99.7% increase from the $30,629,000 recorded at June 30, 2013. The increase was primarily related to a commercial customer transferring funds to a daily repurchase account from a commercial checking account and an increase in an existing commercial customer’s repurchase account balance.

The Company’s stockholders’ equity represented 12.3% of total assets as of June 30, 2014 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations. Total stockholders’ equity was $152,325,000 as of June 30, 2014, and $136,385,000 as of June 30, 2013. The increase in stockholders’ equity was primarily the result of net income and higher fair value on the securities available-for-sale as reflected in the increase in accumulated other comprehensive income, offset in part by dividends.

Shareholder Information:

Return on average assets was 1.23% for the quarter ended June 30, 2014, compared to 1.05% for the same period in 2013. Return on average equity was 10.27% for the quarter ended June 30, 2014, compared to the 8.98% in 2013. Return on average assets was 1.34% for the six months ended June 30, 2014, compared to 1.11% for the same period in 2013. Return on average equity was 11.33% for the six months ended June 30, 2014, compared to the 9.42% in 2013. Excluding the after tax one-time gain on the sale of University office, return on average assets would have been 1.22% and return on average equity would have been 10.29% for the six months ended June 30, 2014.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $23.14 on June 30, 2014. During the second quarter of 2014, the price ranged from $21.15 to $23.35.

On May 14, 2014, the Company declared a quarterly cash dividend on its common stock, payable on August 15, 2014 to stockholders of record as of August 1, 2014, equal to $0.18 per share.

On April 30, 2014, the Company announced that First National Bank, Ames, Iowa, a 100% owned subsidiary of the Company, had entered into a purchase and assumption agreement (Agreement) with First Bank, West Des Moines, Iowa. The Agreement is expected to close in the third quarter of 2014, subject to regulatory approval and other standard closing conditions.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2014 and 2013

(unaudited)

ASSETS	2014	2013
Cash and due from banks	$23,718,424	$19,429,057
Interest bearing deposits in financial institutions	26,426,762	36,408,837
Securities available-for-sale	599,239,228	602,299,900
Loans receivable, net	549,980,394	506,139,036
Loans held for sale	697,145	1,257,924
Bank premises and equipment, net	11,104,529	12,185,791
Accrued income receivable	7,186,788	7,021,977
Other real estate owned	8,928,652	8,989,208
Deferred income taxes	1,325,200	5,798,827
Core deposit intangible, net	902,816	1,161,066
Goodwill	5,600,749	5,600,749
Other assets	593,219	621,132

Total assets	$1,235,703,906	$1,206,913,504

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$167,184,250	$172,564,005
NOW accounts	280,415,844	298,457,426
Savings and money market	301,022,762	287,124,558
Time, $100,000 and over	94,395,668	93,247,877
Other time	139,551,875	149,062,756
Total deposits	982,570,399	1,000,456,622

Securities sold under agreements to repurchase	61,151,643	30,628,684
Federal Home Loan Bank advances and other borrowings	34,504,421	34,576,061
Dividend payable	1,675,964	1,489,746
Accrued expenses and other liabilities	3,476,535	3,377,173
Total liabilities	1,083,378,962	1,070,528,286

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued 9,432,915 shares; outstanding 9,310,913 shares as of June 30, 2014 and 2013	18,865,830	18,865,830
Additional paid-in capital	22,651,222	22,651,222
Retained earnings	107,183,584	98,044,977
Accumulated other comprehensive income-net unrealized income on securities available-for-sale	5,640,806	(1,160,313)
Treasury stock, at cost; 122,002 shares at June 30, 2014 and 2013	(2,016,498)	(2,016,498)
Total stockholders' equity	152,324,944	136,385,218

Total liabilities and stockholders' equity	$1,235,703,906	$1,206,913,504

AMES NATIONAL CORPORATION AND SUBSIDIARIES Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income:
Loans	$6,576,580	$6,146,761	$12,986,011	$12,305,274
Securities
Taxable	1,851,296	1,399,811	3,614,899	2,779,773
Tax-exempt	1,645,094	1,746,378	3,319,202	3,474,811
Interest bearing deposits and federal funds sold	72,937	108,313	146,076	218,046

Total interest income	10,145,907	9,401,263	20,066,188	18,777,904

Interest expense:
Deposits	862,691	999,601	1,754,701	1,995,441
Other borrowed funds	303,861	294,939	598,347	590,850

Total interest expense	1,166,552	1,294,540	2,353,048	2,586,291

Net interest income	8,979,355	8,106,723	17,713,140	16,191,613

Provision for loan losses	35,644	60,000	74,875	73,574

Net interest income after provision for loan losses	8,943,711	8,046,723	17,638,265	16,118,039

Noninterest income:
Wealth Management Income	724,376	558,747	1,421,195	1,098,769
Service fees	410,795	402,002	768,274	777,827
Securities gains, net	-	364,250	135,081	433,241
Gain on sale of loans held for sale	150,526	345,377	249,179	700,920
Merchant and card fees	290,250	272,612	549,639	613,098
Gain (loss) on sale and disposal of premises and equipment	(14,715)	-	1,242,209	-
Other noninterest income	172,740	146,032	314,179	308,133

Total noninterest income	1,733,972	2,089,020	4,679,756	3,931,988

Noninterest expense:
Salaries and employee benefits	3,430,736	3,231,314	6,722,188	6,447,396
Data processing	595,570	627,216	1,166,920	1,199,851
Occupancy expenses, net	349,588	339,457	818,808	745,181
FDIC insurance assessments	163,352	172,443	325,696	332,751
Professional fees	348,441	267,573	630,888	540,028
Business development	215,616	202,033	423,477	393,384
Other real estate owned expense, net	19,006	672,919	19,710	667,738
Core deposit intangible amortization	61,000	68,425	126,748	142,198
Other operating expenses, net	225,798	256,809	503,774	488,758

Total noninterest expense	5,409,107	5,838,189	10,738,209	10,957,285

Income before income taxes	5,268,576	4,297,554	11,579,812	9,092,742

Income tax expense	1,413,653	1,018,858	3,198,798	2,228,112

Net income	$3,854,923	$3,278,696	$8,381,014	$6,864,630

Basic and diluted earnings per share	$0.41	$0.35	$0.90	$0.74

Declared dividends per share	$0.18	$0.16	$0.36	$0.32